Exhibit 10.14

SOVEREIGN BANCORP, INC.

BONUS RECOGNITION AND RETENTION PROGRAM
Effective November 1, 1997
(as amended January 21, 2004)

ARTICLE I
PURPOSE

     The purpose of this Program is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development, and future business success of Sovereign Bancorp, Inc. and its Subsidiaries that are Employers under this Program from time to time.

ARTICLE II
DEFINITIONS

     For purposes of this Program, unless otherwise clearly apparent from the context, the following phrases and terms shall have the indicated meanings:

2.1	“Annual Deferral Account” means, with respect to an individual who is a Participant for a given Program Year, an account established on his or her behalf within the Trust for the investment and reinvestment of the deferred Bonus, the Matching Amount, and any earnings thereon. Such Annual Deferral Account will be established for each Program Year in which an individual actively participates in the Program.

2.2	“Beneficiary” means the person or persons designated as such under a valid Beneficiary Designation Form. For purposes of the preceding sentence the term “person” shall include an individual, trust and estate. In default of a valid Beneficiary Designation Form, a Participant’s Beneficiary shall be his or her estate.

2.3	“Beneficiary Designation Form” means such form as shall be prescribed from time to time by the Committee for purposes of permitting a Participant to specify who should receive the balance in his or her Annual Deferral Account(s) in the event of his or her death prior to the receipt thereof. No such form shall be valid unless it is signed and filed with the Committee (or its designee) prior to the death of a Participant.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Bonus” means the amount payable in cash to an individual with respect to any relevant calendar year under the Incentive Plan.

2.6	“Cause” means:

(a)	the Office of Thrift Supervision or any other government regulatory agency recommends or orders in writing that an Employee’s Employer terminate or relieve him or her of his or her duties;

(b)	an Employee is convicted of or enters a plea of nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of an Employee for a period of 45 or more consecutive days; or

(c)	an Employee willfully fails to follow the lawful instructions of the Board after the Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness.

2.7	“Change in Control” means the first to occur of any of the following events:

(a)	any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, except for any of the Company’s employee benefit plans or any entity holding the Company’s voting securities for, or pursuant to, the terms of such plan (or any trust forming a part thereof (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities other than pursuant to a transaction described in Subsection (d);

(b)	there occurs a contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities;

(c)	a binding written agreement is executed (and, if legally required, approved by the Company’s shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company or of Sovereign Bank, to another entity, except to an entity controlled, directly or indirectly, by the Company;

(d)	the shareholders of the Company approve a merger, consolidation or other reorganization of the Company, unless:

(i)	under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Company immediately before such merger, consolidation or reorganization will own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction;

(ii)	under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such transaction; and

(iii)	based on the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Company or any Subsidiary thereof, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary thereof or (D) any Person who, immediately prior to such transaction, had beneficial ownership of 19.9% or more of the then outstanding voting securities of the Company) will, immediately after such transaction, have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then voting securities;

(e)	a plan of liquidation or dissolution of the Company, other than pursuant to bankruptcy or insolvency laws, is adopted;

(f)	during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board, unless the nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

(g)	the occurrence of a “Triggering Event” within the meaning of such term in the Rights Agreement, dated as of September 19, 1989, as amended by the Amendment to the Rights Agreement, dated as of September 27, 1995, and as further amended by the Second Amendment to the Rights Agreement, dated as of June 21, 2001, between the Company and Mellon Investor Services LLC, as amended.

(h)	Notwithstanding Subsection (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company and shall, after such purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under Subsection (a). In no event shall a Change in Control of the Company be deemed to occur under Subsection (a) above with respect to Benefit Plans.

2.8	“Code” means the Internal Revenue Code of 1986, as amended and as the same may hereafter be amended.

2.9	“Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer this Program. Such term also includes the whole Board to the extent it takes action with respect to administrative or operational matters relating to the Program.

2.10	“Common Stock” means the common stock of the Company (no par value), as described in the Company’s Articles of Incorporation, or such other stock as may be substituted therefor.

2.11	“Company” means Sovereign Bancorp, Inc., a Pennsylvania corporation, and any successor thereto.

2.12	“Deferral Election” means an irrevocable election, on a form prescribed by the Committee, by a Participant to defer receipt of a portion of his or her Bonus for a given calendar year.

2.13	“Disability” means a medically determinable physical or mental impairment that is of such permanence and degree that it can be expected to result in death or that a Participant is unable, because of such impairment, to perform any substantial gainful activity for which he is suited by virtue of his experience, training, or education and which would entitle such Participant to benefit under the Employer’s long-term disability plan, if any, or to Social Security disability benefits as evidenced by a disability award letter.

2.14	“Effective Date” means November 1, 1997.

2.15	“Employee” means an individual who is a common law employee of any Employer.

2.16	“Employer” means the Company and/or any Subsidiary of the Company that has been selected by the Board as eligible to have certain of its management and highly compensated personnel participate in the Program.

2.17	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and as the same may hereafter be amended.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended and as the same may hereafter be amended.

2.19	“Fair Market Value” of a share of Common Stock on any given date means the closing sale price for such shares on that date as listed on the New York Stock Exchange (or any national securities exchange or quotation system on which the Common Stock is then listed or reported). If a closing sale price for the Common Stock for the given date is not listed or reported, or if there is none, the Fair Market Value shall be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Committee’s judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Committee on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

2.20	“Incentive Plan” means the Sovereign Bank Leaders Incentive Plan. Such term shall also mean any other successor or comparable plan or program as designated by Committee and approved by the Board from time to time.

2.21	“Matching Amount” means, with respect to the amount of a Bonus deferred for any year by a Participant, an amount equal to 100% of such deferred Bonus amount.

2.22	“Participant” means an individual who (i) has executed and timely filed a Deferral Election Form with the Committee (or its designee) and (ii) remains an Employee or, if not, has a balance standing to his or her credit in one or more Annual Deferral Accounts. Such term also includes a deceased Participant’s Beneficiary, who is entitled to a Program benefit, until such benefit is paid.

2.23	“Payment Election” means an election, on a form prescribed by the Committee, by a Participant as to when the vested balance in one of his or her Annual Deferral Accounts shall be paid.

2.24	“Program” means the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program as evidenced by this document and as the same may hereafter be amended.

2.25	“Program Year” means a calendar year, or such other fiscal year as may be designated by the Board from time to time.

2.26	“Retirement” means the voluntary termination of employment by a Participant on or after any early or normal retirement date specified in the Company’s employee stock ownership plan in effect at the relevant time.

2.27	“Securities Act” means the Securities Act of 1933, as amended and as the same may hereafter be amended.

2.28	“Subsidiary” means a subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of the corporation to which reference is being made.

2.29	“Trust” means the trust established under an agreement by and between the Trustee, for purposes of facilitating implementation and operation of the Program.

2.30	“Trustee” means Manufacturers and Traders Trust Co., successor to FMB Trust Company, N.A., the trustee under the agreement establishing the Trust, and any successor thereto.

2.31	“Year of Service” means a one-year period of continuous employment by one or more Employers.

ARTICLE III
SELECTION, ELIGIBILITY AND ENROLLMENT

3.1	Selection and Eligibility of Participants. Participation in the Program shall be limited to a select group of management and highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, the Employees who shall be eligible to participate in the Program from time to time. The Company’s Chief Executive Officer shall at all times be deemed eligible to participate in the Program.

3.2	Enrollment Requirements. As a condition of Program participation, each selected Employee shall annually (or more frequently) complete and return to the Committee (or its designee) such forms as it may prescribe from time to time. Each Deferral Election shall be filed no later than December 31 prior to the calendar year with respect to which the relevant Bonus may be earned; provided, however, that (i) for the initial short Program Year which begins on the Effective Date, such election shall be made and filed prior to the Effective Date, and (ii) in the event an Employee is hired during a Program Year and is designated as being eligible to participate for such year, such Employee may commence participation for such year by filing a Deferral Election within 30 days of employment or October 31 of such year, whichever occurs first. Each eligible Employee must file a new Deferral Election for each year with respect to which he or she desires to defer receipt of a portion of a Bonus.

ARTICLE IV
PLAN CONTRIBUTIONS AND INVESTMENTS

4.1	Bonus Deferral. A Participant may elect to defer receipt of not less than 25%, nor more than 50%, of his or her Bonus payable with respect to each year of participation.

4.2	Payment of Deferred Bonus to Trust; Investment of Deferred Bonus. The portion of a Bonus deferred by a Participant shall be deposited by or on behalf of his or her Employer in the Trust as soon as administratively feasible following the date such bonus is paid. Any amount so deposited shall be allocated to an Annual Deferral Account established by the Trustee for the year of deferral. As soon as practicable thereafter, the Trustee shall invest the amount in Common Stock, utilizing such purchasing procedures (i) as are in compliance with any applicable provisions of federal and state securities laws, including the Securities Act and/or the Exchange Act, and (ii) as may be agreed to by the Company and the Trustee from time to time. Such purchasing procedures may include, without limitation, open market purchases, purchases from the Company, and purchase through privately negotiated transactions. The Company (on behalf of itself and any other Employers) may satisfy the Bonus payment requirements of this section, in whole or in part, by depositing Common Stock with a Fair Market Value equal to the amount otherwise required to be so paid. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined as of the trading date immediately preceding the date of payment to the Trust.

4.3	Additional Payment to Trust; Investment of Additional Payment. On the same day that a deferred Bonus is paid over to the Trust on behalf of a Participant, a Matching Amount shall be paid thereto by or on behalf of his or her Employer. Such Matching Amount shall be allocated to the Participant’s Annual Deferral Account for such year and shall be invested as provided in Section 4.2. Payment of the Matching Amount may be made in Common Stock as provided in Section 4.2.

4.4	Reinvestment of Earnings. Except as provided in the following sentence, all dividend income received in cash on Common Stock held in an Annual Deferral Account shall be invested in additional Common Stock, subject to the provisions of Section 4.2 relating to Common Stock purchases. Cash receipts may be temporarily invested in money market or other cash equivalents as the Trustee deems advisable or practical under the circumstances. Dividends or stock splits received in Common Stock shall be retained in the relevant Annual Deferral Account.

4.5	Effect on Deferral Election Upon Certain Terminations of Employment. In the event a Participant files a Deferral Election and subsequently terminates as an Employee prior to the date Bonuses are paid for the relevant year, the Deferral Election filed for such year shall be administered as provided in this section in lieu of any otherwise applicable provision of the Program. In such event, if (i) under the terms of the Incentive Plan, he or she is entitled to a Bonus notwithstanding such termination and (ii) the termination of employment is described in Section 5.2, 5.3 or 5.5 or occurs following the time described in Section 5.4, then such Bonus and the related Matching Amount shall be (A) distributed to such individual or his or her Beneficiary in cash or (B) invested and so distributed in Common Stock, at the Committee’s election, within 60 days following the date such year’s Bonuses are paid.

ARTICLE V
VESTING

5.1	In General. A Participant shall become 100% vested in an Annual Deferral Account on the fifth anniversary date of the initial funding of such Annual Deferral Account, provided he or she remains continuously employed by an Employer from the date of funding to such anniversary date.

5.2	Death; Disability. Notwithstanding the provisions of Section 5.1, in the event of the death of a Participant or the termination of the Participant’s employment by reason of Disability, he or she will thereupon become 100% vested in each of his or her Annual Deferral Accounts.

5.3	Retirement. Notwithstanding the provisions of Section 5.1, in the event of the Retirement of a Participant, he or she will thereupon become 100% vested in each of his or her Annual Deferral Accounts.

5.4	Change in Control. Notwithstanding the provisions of Section 5.1, a Participant shall become 100% vested in each of his or her Annual Deferral Accounts upon the occurrence of a Change in Control.

5.5	Involuntary Termination. Notwithstanding the provisions of Section 5.1, in the event a Participant is involuntarily terminated as an Employee, other than for Cause, prior to the attainment of 100% vesting in any of his or her Annual Deferral Accounts, he or she shall become 100% vested in each of the otherwise nonvested Annual Deferral Accounts.

5.6	Termination for Cause; Certain Voluntary Termination. In the event a Participant is terminated as an Employee for Cause or voluntarily terminates as an Employee (other than by reason of Retirement) prior to the attainment of 100% vesting in an Annual Deferral Account, then, in either case, he or she shall forfeit the balance in each such nonvested Annual Deferral Account.

5.7	Disposition of Forfeitures. All Common Stock and other amounts forfeited under this Article shall revert to the entity that is the Participant’s Employer immediately prior to the date he or she terminates as an Employee.

ARTICLE VI
DISTRIBUTION OF BENEFITS

6.1	Distribution In General. Following the occurrence of an event occasioning a distribution, the vested portion of a Participant’s Annual Deferral Account shall be paid to him or her or, in the case of death, his or her Beneficiary. The number of days within which payment shall be made shall be as set forth in Section 6.3.

6.2	Events Occasioning Distribution. For purposes of Section 6.1, each of the following shall be an event occasioning a distribution with respect to a relevant Annual Deferral Account:

(a)	If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon 100% vesting therein and satisfies the provisions of Section 5.1, such event shall be the fifth anniversary of the initial funding of such Annual Deferral Account.

(b)	If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon termination as an Employee and he or she so terminates after having previously satisfied the provisions of Section 5.1, such event shall be the date of such termination.

(c)	If a Participant dies or terminates employment by reason of Disability, such event shall be the date of termination of employment.

(d)	In the event of the Retirement of a Participant, such event shall be the date of Retirement.

(e)	If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon 100% vesting therein and a Change in Control occurs, such event shall be the date of the Change in Control.

(f)	If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon termination as an Employee and he or she so terminates after having previously become 100% vested therein by reason of a Change in Control, such event shall be the date of such termination.

(g)	If a Participant is involuntarily terminated under circumstances described in Section 5.5, such event shall be the date of such termination.

6.3	Time of Distribution. Distributions of vested benefits from Annual Deferral Accounts shall be made (i) within 30 days following an event described in Section 6.2(a) or (e), and (ii) within 60 days following an event described in Section 6.2(b), (c), (d), (f) or (g).

6.4	Mode of Distribution. All Program distributions shall be made in one lump sum in Common Stock; provided, however, amounts not yet invested in Common Stock as of the relevant distribution date shall be paid in cash.

ARTICLE VII
ADDITIONAL OPERATIONAL PROVISIONS

7.1	Status of Participants as Creditors. Participants in the Program shall be general unsecured creditors of each relevant Employer with respect to their Program benefits, and they shall have no right to or interest in any specific asset notwithstanding the creation of and contributions to the Trust.

7.2	Status of Trust and Program Under Code and ERISA. Notwithstanding the deposit of cash and/or Common Stock in the Trust from time to time, such Trust is intended to be treated as a grantor trust and, therefore, the Program is intended to be deemed an “unfunded plan” for purposes of the Code and ERISA.

7.3	Voting of Common Stock. To the extent permitted by applicable law, the Participants shall be entitled to direct the Trustee as to the voting of vested and nonvested shares of Common Stock held in their Annual Deferral Accounts. In the event the Participants are not permitted to vote such shares under applicable law, or a Participant fails to direct the Trustee as to shares allocated to his or her account(s), the Trustee shall vote such shares as it deems appropriate under the circumstances.

7.4	Income and Other Tax Withholding. All required tax withholding with respect to an Employee’s participation in the Program shall be his or her responsibility. By agreeing to participate in the Program, each Participant authorizes the Trustee and his or her Employer to make such tax withholdings from wages, bonuses and Program benefits as may be necessary to discharge their tax withholding obligations. Alternatively, Participants may make direct payments of cash to the Trustee and/or their Employers to provide the funds necessary for such withholding. The Employers and the Trustee are authorized to suspend the making of contributions to and distributions from the Program, respectively, until appropriate provisions are made for withholding, including, at the discretion of the Company, the sale of Common Stock to generate funds therefor. Notwithstanding the foregoing, the Trustee is authorized to withhold shares of Common Stock to satisfy a Participant’s withholding obligation under the Program, provided that any such withholding of shares of Common Stock is in accordance with the provisions of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VIII
ADMINISTRATION

8.1	In General. The Program shall be administered from time to time by the Committee, as determined pursuant to Section 2.9.

8.2	Meetings and Action. The Committee shall hold such meetings at such times as it deems necessary or appropriate for the proper and efficient management and operation of the Program. Notices of meetings shall be given as provided in guidelines adopted by the Committee or as otherwise specified in relevant documents pertaining thereto. Unless otherwise provided in such documents, a majority of the members of the Committee shall constitute a quorum for holding a meeting, and binding action may be taken by a vote of a majority of those Committee members present at such meeting.

8.3	Administration of Program; Interpretation of Program Document. The Committee shall administer the Program in accordance with the terms of this Program document insofar as it is consistent with the provisions of applicable law, including, without limitation, ERISA. In connection with such administration, it may adopt such rules of interpretation as may be necessary or appropriate to facilitate the proper and nondiscriminatory administration of the Program.

8.4	Binding Effect of Committee Actions and Determinations. Unless overridden by the Board, any action taken or determination made by the Committee shall be final and binding on the person affected; provided, however, that, prior to taking any action or making any determination that may be adverse, in whole or in part, to any person, the Committee shall accord such person the right to be heard with respect to such matter. The procedures to be followed in connection therewith shall be governed by a claims procedure established for such purpose and consistent with the claims procedure provisions of ERISA.

8.5	Liability of Committee Members. No member of the Committee shall be personally liable for any act or failure to act in connection with the good faith administration of the Program. Unless prohibited by law or the Company’s by-laws, in the event any such member is nonetheless held so liable by a court of competent jurisdiction or otherwise, the Company shall indemnify such member and hold him or her harmless from any and all liability imposed with respect to such administration, including, without limitation, compensatory and punitive damages, professional fees, and other related out-of-pocket expenses.

8.6	Change of Payment Election. A Participant may amend an existing Payment Election by filing a new Payment Election with the Committee (or its designee) prior to the occurrence of an event occasioning a distribution; provided, however, that no such election shall be valid unless at least one year has elapsed from the date of filing to the occurrence of such event.

8.7	Committee Discretion With Respect to Distributions. Notwithstanding the filing of any Payment Election by a Participant, the Committee may, in its sole discretion, make distribution of vested benefits at such time as it may determine. In addition, in the event a Participant shall fail to maintain a valid Payment Election on file with the Committee (or its designee) for any reason, the Committee may, in its sole discretion, determine the time at which distribution of vested benefits shall be made. However, no time so specified by the Committee pursuant to this section shall be later than the latest time otherwise provided under this Program document for the distribution of benefits.

ARTICLE IX
MISCELLANEOUS MATTERS

9.1	Amendment and Termination. The Program may be amended from time to time and may be terminated at any time by appropriate action of the Board; provided, however, that no such action shall be taken which (i) would adversely affect the rights of Participants with respect to their then Annual Deferral Accounts, and (ii) requires shareholder approval under applicable law until such approval is secured. In the event of Program termination or the suspension of Program contributions, Participants may be required to satisfy the Program’s vesting requirements, as set forth herein, as a condition of receiving a distribution from a given Annual Deferral Account.

9.2	No Right to Continued Employment. Participation in the Program shall not give any Participant the right to remain in the employ of his or her Employer or any company affiliated with such Employer, nor shall such participation limit in any respect the right of such Employer to terminate the Participant’s employment at any time and for any reason.

9.3	No Right to Continued Participation. Except in the case of the Company’s Chief Executive Officer, participation in the Program with respect to one Program Year shall not give the Participant the right to participate in the Program in any future year.

9.4	Program Independent of Other Plans, Programs and Arrangements. This Plan is independent of and shall not be affected by (i) any other plans or programs of deferred compensation which may be maintained by the Company or any of its Subsidiaries from time to time or (ii) any deferred compensation arrangements to which a Participant may be a party.

9.5	Certain ERISA Matters. The Company shall file or cause to be filed, on a timely basis, such statements, certificates and documents as may be necessary to secure and maintain the intended limited exemption from certain of the provisions of ERISA for “top hat” plans.

9.6	Certain Securities Law Matters.

(a)	Distribution of Program benefits may be suspended or modified to the extent necessary to comply with any applicable federal or state securities law.

(b)	Shares of Common Stock distributed from the Program may be marked with such legend as the Company, after consultation with counsel, deems necessary or appropriate to comply with any applicable federal or state securities or other law.

9.7	Captions. The captions of the several articles and sections of this Program document have been inserted for convenience of reference only and shall not be considered in the construction hereof.

9.8	Number. Words used herein in the singular shall include the plural, as clearly appropriate, and vice versa.

9.9	Applicable Law. Except to the extent provided herein or otherwise preempted by federal law, this Program document shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

9.10	Effective Date. This Program shall become effective as of the date specified in Section 2.14.